INCORPORATED UNDER THE LAWS OF THE STATE OF UTAH

CUSIP NO. 268157500

NUMBER

Dynatronics

SHARES

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

FULLY PAID AND NON ASSESSABLE SHARES OF COMMON STOCK NO PAR VALUE EACH OF

DYNATRONICS CORPORATION, transferable on the books of the corporation by the holder hereof, in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by an authorized representative of the Transfer Agent.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized Officers, certified with the seal of the Corporation.

Dated:

JOHN KRIER - PRESIDENT & CEO

BRIAN BAKER - SECRETARY


DYNATRONICS CORPORATION
CORPORATE
Seal
UTAH

Countersigned & Registered:

By ________________

Authorized Signature - Direct Transfer
Morrisville, NC • (919) 481-4000